Exhibit 99.1

Jefferies Credit Partners BDC Inc.

The following table is a listing of the Initial Portfolio Loans and Commitments as of December 4, 2023 (unaudited, in thousands of dollars):

Portfolio Company	Investment Type	Reference Rate and Spread(1)	Maturity Date	Principal	Cost(2)	Fair Value(3)	Footnotes
First Lien Debt Investments
Non-controlled/non-affiliated portfolio company investments(4)

Aerospace & Defense
Qnnect, LLC	First Lien Term Loan	S + 7.00%	11/2/2029	$2,932	$2,844	$2,910	7
Qnnect, LLC	First Lien Delayed Draw Term Loan	S + 7.00%	11/2/2029	364	115	302	5,8

				3,297	2,959	3,212
Banking, Finance, Insurance, and Real Estate
Higginbotham Insurance Agency, Inc.	First Lien Delayed Draw Term Loan	S + 5.50%	11/25/2028	10,341	10,005	10,238	7
SG Acquisition, Inc.	First Lien Term Loan	S + 5.50%	1/27/2027	1,498	1,442	1,491	8
SitusAMC Holdings Corporation	First Lien Term Loan	S + 5.50%	12/22/2027	1,260	1,219	1,260	8

				13,099	12,666	12,988
Capital Equipment
Dwyer Instruments, Inc.	First Lien Term Loan	S + 5.75%	7/21/2027	2,056	2,025	2,056	8
Dwyer Instruments, Inc.	First Lien Delayed Draw Term Loan	S + 5.75%	7/21/2027	4,462	4,389	4,462	5,8

				6,517	6,413	6,517
Chemicals, Plastic, & Rubber
ASP Meteor Acquisition Co. LLC	First Lien Term Loan	S + 7.00%	9/1/2029	5,855	5,591	5,635	8
ASP Meteor Acquisition Co. LLC	First Lien Delayed Draw Term Loan	S + 7.00%	9/1/2029	2,678	2,491	2,522	5,7
Aurora Plastics, LLC	First Lien Term Loan	S + 4.75%	8/10/2028	3,352	3,050	3,134	7
Aurora Plastics, LLC	First Lien Delayed Draw Term Loan	S + 4.75%	8/10/2028	2,251	2,048	2,105	7

				14,135	13,181	13,396
Healthcare & Pharmaceuticals
GI Alliance Management, LLC	First Lien Term Loan	S + 6.25%	9/15/2028	14,111	13,829	13,935	8
PerkinElmer U.S. LLC	First Lien Term Loan	S + 6.75%	3/13/2029	15,312	14,776	15,312	8

				29,423	28,605	29,247
High Tech Industries
Netwrix Corporation	First Lien Term Loan	S + 5.00%	6/9/2029	4,882	4,699	4,699	6
Netwrix Corporation	First Lien Delayed Draw Term Loan	S + 5.00%	6/9/2029	—	(398)	(398)	5,6
Rally Buyer, Inc.	First Lien Term Loan	S + 5.75%	7/19/2028	12,389	12,204	12,358	8
Rally Buyer, Inc.	First Lien Delayed Draw Term Loan	S + 5.75%	7/19/2028	2,139	2,088	2,130	5,7
Redwood Services Group, LLC	First Lien Term Loan	S + 6.25%	6/15/2029	12,922	12,599	12,922	8
Redwood Services Group, LLC	First Lien Delayed Draw Term Loan	S + 6.25%	6/15/2029	3,186	3,107	3,186	8

				35,519	34,298	34,898
Services: Business
Cumming Group, Inc.	First Lien Term Loan	S + 5.75%	11/16/2027	15,504	14,883	15,271	7
Cumming Group, Inc.	First Lien Delayed Draw Term Loan	S + 5.75%	11/16/2027	1,029	988	1,014	7
Foreside Financial Group, LLC	First Lien Term Loan	S + 5.25%	9/30/2027	123	119	123	5,8
Foreside Financial Group, LLC	First Lien Delayed Draw Term Loan	S + 5.25%	9/30/2027	—	(44)	—	5,8
Guidehouse LLP	First Lien Term Loan	S + 6.25%	10/16/2028	12,048	11,897	12,048	7
IG Investments Holdings, LLC	First Lien Term Loan	S + 6.00%	9/22/2028	4,648	4,508	4,648	7
IG Investments Holdings, LLC	First Lien Term Loan	S + 6.00%	9/22/2028	171	166	171	7
The NPD Group L.P.	First Lien Term Loan	S + 5.75%	12/1/2028	15,995	15,555	15,995	7

				49,517	48,073	49,269
Transportation: Cargo
Capstone Acquisition Holdings, Inc.	First Lien Term Loan	S + 4.75%	11/12/2027	1,502	1,412	1,498	7
Capstone Acquisition Holdings, Inc.	First Lien Delayed Draw Term Loan	S + 4.75%	11/12/2027	1,290	1,213	1,287	7
Seko Global Logistics Network, LLC	First Lien Term Loan	S + 5.00%	12/30/2026	1,355	1,301	1,322	6
Seko Global Logistics Network, LLC	First Lien Delayed Draw Term Loan	S + 5.00%	12/30/2026	14,651	14,065	14,285	8

				18,799	17,991	18,392

Total non-controlled/non-affiliated portfolio company debt investments(9)				$170,306	$164,186	$167,918

(1)

Unless otherwise indicated, loan contains a variable rate structure, and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to either the Secured Overnight Financing Rate (“SOFR” or “S”) or an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate), at the borrower’s option, and which reset periodically based on the terms of the loan agreement. SOFR based contracts may include a credit spread adjustment that is charged in addition to the base rate and the stated spread. The terms in this schedule disclose the actual interest rate in effect as of the reporting period.

(2)

The Company’s total cost for the Initial Portfolio Loans and Commitments was reduced by an aggregate amount of $442 to adjust for the realization of the investments in Southern Veterinary Partners LLC and Aramsco, Inc., which were repaid in full at par in September and October 2023, respectively.

(3)	These investments were valued using unobservable inputs and are considered Level 3 investments.
(4)

Unless otherwise indicated, all investments are non-controlled, non-affiliated investments. Non-controlled, non-affiliated investments are defined as investments in which the Company owns less than 5% of the portfolio company’s outstanding voting securities and does not have the power to exercise control over the management or policies of such portfolio company. As of December 4, 2023, all of the Company’s investments were non-controlled, non-affiliated.

(5)

All or a portion of the position is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. For investments in delayed draw term loans, the cost basis is adjusted for any upfront fee or original issue discount received on the total balance committed. As a result, the purchase of commitments not fully funded may result in a negative cost and fair value until funded. See below for more information on the Company’s unfunded commitments:

The following table is a listing of the unfunded commitments of the Initial Portfolio Loans and Commitments as of December 4, 2023 (unaudited, in thousands of dollars):

Portfolio Company	Investment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value(3)
ASP Meteor Acquisition Co. LLC	First Lien Delayed Draw Term Loan	9/1/2024	$1,474	$(55)
Dwyer Instruments, Inc.	First Lien Delayed Draw Term Loan	7/1/2024	406	—
Foreside Financial Group, LLC	First Lien Delayed Draw Term Loan	5/26/2024	1,607	—
Netwrix Corporation	First Lien Delayed Draw Term Loan	6/9/2024	10,626	(398)
Qnnect, LLC	First Lien Delayed Draw Term Loan	11/2/2024	7,945	(60)
Rally Buyer, Inc.	First Lien Delayed Draw Term Loan	7/19/2024	1,231	(3)

Total Unfunded Portfolio Company Commitments			$23,290	$(516)

(6)	The interest rate on these loans is subject to 6-month SOFR, which as of December 4, 2023 was 5.30%.
(7)	The interest rate on these loans is subject to 1-month SOFR, which as of December 4, 2023 was 5.35%.
(8)	The interest rate on these loans is subject to 3-month SOFR, which as of December 4, 2023 was 5.36%.
(9)	All funded debt investments are income producing. As of December 4, 2023, there were no investments on non-accrual.